Exhibit 10.14

Execution Version

SERIES A CONVERTIBLE PREFERRED UNIT

PURCHASE AGREEMENT

among

SOUTHCROSS ENERGY PARTNERS, L.P.

and

SOUTHCROSS ENERGY LLC

dated as of April 12, 2013

i

ii

SERIES A CONVERTIBLE PREFERRED UNIT PURCHASE AGREEMENT

This SERIES A CONVERTIBLE PREFERRED UNIT PURCHASE AGREEMENT, dated as of April 12, 2013 (this “Agreement”), is entered into by and between Southcross Energy Partners, L.P., a Delaware limited partnership (“Southcross”), and Southcross Energy LLC, a Delaware limited liability company (the “Purchaser”).

WHEREAS, Southcross desires to sell to the Purchaser, and the Purchaser desires to purchase from Southcross, (i) $33,516,000 of Series A Preferred Units (as defined below) at the Initial Closing (as defined below) and (ii) $5,684,000 of Series A Preferred Units at the Follow-On Closing (as defined below), in each case in accordance with the provisions of this Agreement; and

WHEREAS, Southcross has agreed to provide the Purchaser with certain registration rights with respect to the Conversion Units (as defined below) underlying the Series A Preferred Units acquired pursuant to this Agreement (including Conversion Units underlying any Series A Preferred Units issued to the Purchaser as payment in-kind distributions pursuant to the terms of the Series A Preferred Units).

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01                             Definitions.  As used in this Agreement, the following terms have the meanings indicated:

“Affiliate” means, with respect to a specified Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question.  As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise; provided, however, that the Southcross Entities and the Purchaser shall not be considered Affiliates for purposes of this Agreement.

“Agreement” has the meaning set forth in the introductory paragraph of this Agreement.

“Basic Documents” means, collectively, this Agreement, the Registration Rights Agreement and the Southcross Partnership Agreement.

“Board” means the Board of Directors of the General Partner.

“Business Day” means any day other than a Saturday, Sunday, any federal holiday or day on which banking institutions in the State of New York or State of Texas are authorized or required by Law or other governmental action to close.

“CERCLA” shall have the meaning specified in Section 3.18.

“Commission” means the United States Securities and Exchange Commission.

“Common Unitholders” means holders of Common Units.

“Common Units” means common units representing limited partner interests in Southcross.

“consent” shall have the meaning specified in Section 3.08.

“Contract” means any contract, agreement, indenture, note, bond, mortgage, deed of trust, loan, instrument, lease, license, commitment or other arrangement, understanding, undertaking, commitment or obligation, whether written or oral.

“Conversion Units” means the Common Units issuable upon conversion of the Purchased Units in accordance with the Southcross Partnership Agreement.

“Delaware LP Act” shall have the meaning specified in Section 3.02.

“Environmental Law” means any Law, Environmental Permit, and other legally enforceable requirements applicable to the Southcross Entities or the operation of their business in any way relating to the protection of human health and safety (to the extent such health or safety relate to exposure to Hazardous Materials), the environment and natural resources (including, without limitation, any natural resource damages, any generation, manufacture, processing, use, storage, treatment, disposal, release, threatened release, discharge, or emission of Hazardous Materials into the environment, and any exposure to Hazardous Materials), including, without limitation, CERCLA, the Hazardous Materials Transportation Act (49 U.S.C. App. § 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. § 6901 et seq.), the Clean Water Act (33 U.S.C. § 1251 et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.), the Occupational Safety and Health Act (29 C.F.R. part 24 et seq.), and the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. § 136 et seq.).

“Environmental Permits” means all permits, approvals, identification numbers, registrations, consents, licenses, exemptions, variances and authorizations required under or issued pursuant to any applicable Environmental Law.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“Follow-On Closing” shall have the meaning specified in Section 2.02.

“Follow-On Closing Date” shall have the meaning specified in Section 2.02.

“Follow-On Purchase Price” means $5,684,000.

“General Partner” means Southcross Energy Partners GP, LLC, a Delaware limited liability company and the general partner of Southcross.

“GAAP” means generally accepted accounting principles in the United States of America as of the date hereof; provided, however, that for the Southcross Financial Statements prepared as of a certain date, GAAP referenced therein shall be GAAP as of the date of such Southcross Financial Statements.

“Governmental Authority” means, with respect to a particular Person, any state, county, city and political subdivision of the United States in which such Person or such Person’s Property is located or which exercises valid jurisdiction over any such Person or such Person’s Property, and any court, agency, department, commission, board, bureau or instrumentality of any of them and any monetary authority that exercises valid jurisdiction over any such Person or such Person’s Property.  Unless otherwise specified, all references to Governmental Authority herein with respect to Southcross means a Governmental Authority having jurisdiction over Southcross, its Subsidiaries or any of their respective Properties.

“governmental permits” shall have the meaning specified in Section 3.19.

“Hazardous Material” shall have the meaning specified in Section 3.18.

“Indemnified Party” shall have the meaning specified in Section 6.03(b).

“Indemnifying Party” shall have the meaning specified in Section 6.03(b).

“Initial Closing” shall have the meaning specified in Section 2.02.

“Initial Closing Date” shall have the meaning specified in Section 2.02.

“Initial Purchase Price” means $33,516,000.

“Law” means any applicable federal, state, tribal or local order, writ, injunction, judgment, settlement, award, decree, statute, law (including common law), rule or regulation.

“Lien” means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including but not limited to the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes.  For the purpose of this Agreement, a Person shall be deemed to be the owner of any Property that it has acquired or holds subject to a conditional sale agreement, or leases under a financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person in a transaction intended to create a financing.

“NYSE” means the New York Stock Exchange.

“Operating Agreements” means, collectively, the Southcross Entity Operating Agreements, the Southcross Partnership Agreement and the Certificate of Limited Partnership of Southcross, each as amended to date.

“Person” means any individual, corporation, company, voluntary association, partnership, joint venture, trust, limited liability company, unincorporated organization, Governmental Authority or any agency, instrumentality or political subdivision thereof or any other form of entity.

“Property” or “Properties” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible (including intellectual property rights).

“Purchase Price” means, collectively, the Initial Purchase Price and the Follow-On Purchase Price.

“Purchased Units” shall have the meaning specified in Section 2.01(b).

“Purchaser” has the meaning set forth in the introductory paragraph of this Agreement.

“Purchaser Related Parties” shall have the meaning specified in Section 6.01.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the Initial Closing Date, between Southcross and the Purchaser.

“Representatives” means, with respect to a specified Person, the officers, directors, managers, members, employees, agents, counsel, accountants, investment bankers, and other representatives of such Person.

“rights-of-way” shall have the meaning specified in Section 3.13.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“Series A Preferred Units” means Southcross’ Series A Convertible Preferred Units.

“Short Sales” means, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, whether or not against the box, and forward sale contracts, options, puts, calls, short sales, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements, and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers.

“Simmons” means Simmons & Company International.

“Southcross” has the meaning set forth in the introductory paragraph of this Agreement.

“Southcross Credit Agreement” shall have the meaning specified in Section 3.02.

“Southcross Credit Agreement First Amendment” means the First Amendment, dated as of March 27, 2013, to the Southcross Credit Agreement.

“Southcross Credit Agreement Second Amendment” means the Limited Waiver and Second Amendment, dated as of April 12, 2013, to the Southcross Credit Agreement.

“Southcross Entities” means, collectively, the entities listed on Schedule I to this Agreement.

“Southcross Entity Operating Agreements” means the certificate of incorporation, certificate of formation, bylaws, limited liability company agreement, limited partnership agreement or other organizational documents, as applicable, of the Southcross Entities (excluding Southcross).

“Southcross Financial Statements” shall have the meaning specified in Section 3.10.

“Southcross Material Adverse Effect” means any material adverse change (a) on the condition, financial or otherwise, earnings, business or properties of the Southcross Entities, taken as a whole, whether or not arising from transactions in the ordinary course of business; or (b) that could reasonably be expected to have a material adverse effect on the performance of this Agreement or any other Basic Document or the consummation of any of the transactions contemplated hereby or thereby.

“Southcross Partnership Agreement” means the Second Amended and Restated Agreement of Limited Partnership of Southcross, dated as of April 12, 2013, as may be amended through the date hereof.

“Southcross Related Parties” shall have the meaning specified in Section 6.02.

“Southcross SEC Documents” shall have the meaning specified in Section 3.10.

“Subsidiary” means, as to any Person, any corporation or other entity of which:  (i) such Person or a Subsidiary of such Person is a general partner or manager; (ii) at least a majority of the outstanding equity interest having by the terms thereof ordinary voting power to elect a majority of the board of directors or similar governing body of such corporation or other entity (irrespective of whether or not at the time any equity interest of any other class or classes of such corporation or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more of its Subsidiaries; or (iii) any corporation or other entity as to which such Person consolidates for accounting purposes.

“Third Party Claim” shall have the meaning specified in Section 6.03(b).

“Transfer” shall have the meaning specified in Section 5.01.

“Unitholders” means holders of limited partner interests in Southcross.

Section 1.02                             Accounting Procedures and Interpretation.  Unless otherwise specified in this Agreement, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters under this Agreement shall be made, and all financial statements and certificates and reports as to financial matters required to be furnished to the Purchaser under this Agreement shall be prepared, in accordance with GAAP applied on a consistent basis during the periods involved (except, in the case of unaudited financial statements, as permitted by Form 10-Q promulgated by the Commission) and in compliance as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto.

ARTICLE II

AGREEMENT TO SELL AND PURCHASE

Section 2.01                             Sale and Purchase.

(a)                                 Pursuant to the terms of this Agreement, at the Initial Closing: (i) Southcross hereby agrees to issue and sell to the Purchaser, and the Purchaser hereby agrees to purchase from Southcross, 1,466,325 Series A Preferred Units (the “Initial Purchased Units”) on the Initial Closing Date and (ii) as consideration for the issuance and sale of the Initial Purchased Units to the Purchaser, the Purchaser hereby agrees to pay Southcross the Initial Purchase Price.

(b)                                 Pursuant to the terms of this Agreement, at the Follow-On Closing: (i) Southcross hereby agrees to issue and sell to the Purchaser, and the Purchaser hereby agrees to purchase from Southcross, 248,675 Series A Preferred Units (the “Follow-On Purchased Units” and, together with the Initial Purchased Units, the “Purchased Units”) on the Follow-On Closing Date and (ii) as consideration for the issuance and sale of the Follow-On Purchased Units to the Purchaser, the Purchaser hereby agrees to pay Southcross the Follow-On Purchase Price.

Section 2.02                             Closing.  Pursuant to the terms of this Agreement, the consummation of the purchase and sale of (i) the Initial Purchased Units (the “Initial Closing”) is taking place concurrently with the execution and delivery of this Agreement and (ii) the Follow-On Purchased Units (the “Follow-On Closing”) will take place on or before June 30, 2013 (the “Follow-On Closing Date”).  The Initial Closing and the Follow-On Closing shall take place at the offices of Gardere Wynne Sewell LLP, Thanksgiving Tower, Suite 3000, 1601 Elm Street, Dallas, Texas 75201.  The parties agree that each of the Initial Closing and the Follow-On Closing may occur via delivery of facsimiles or photocopies of the Basic Documents and the closing deliverables contemplated hereby and thereby. Unless otherwise provided herein, all proceedings to be taken and all documents to be executed and delivered by all parties at each of the Initial Closing and the Follow-On Closing will be deemed to have been taken and executed simultaneously, and no proceedings will be deemed to have been taken nor documents executed or delivered until all have been taken. The date on which the Initial Closing occurs and the transactions contemplated by this Agreement become effective is referred to as the “First Closing Date.”

Section 2.03                             Southcross Closing Deliverables.  Upon the terms and subject to the conditions of this Agreement, at the Initial Closing and the Follow-On Closing, Southcross is delivering (or causing to be delivered) the following:

(a)                                 a certificate or certificates (bearing the legend set forth in Section 4.05(e) of this Agreement) representing the Initial Purchased Units and the Follow-On Purchased

Units, as the case may be, and meeting the requirements of the Southcross Partnership Agreement, registered in such name(s) as the Purchaser has designated (which shall be limited to Purchaser and its Affiliates);

(b)                                 a certificate of the Secretary or Assistant Secretary of the General Partner, dated as of the Initial Closing Date or the Follow-On Closing Date, as the case may be, certifying as to and attaching: (i) the Certificate of Limited Partnership of Southcross, as filed with the Delaware Secretary of State, (ii) the Southcross Partnership Agreement, (iii) the resolutions of the Board authorizing the Basic Documents and the transactions contemplated thereby, including the issuance of the Purchased Units, and (iv) the incumbency of the officers executing the Basic Documents;

(c)                                  a certificate from the Delaware Secretary of State evidencing that Southcross is in good standing and dated as of a recent date;

(d)                                 certificates of the Secretary of State (or corresponding state official) of each of the jurisdictions listed on Schedule I to this Agreement, dated as of a recent date, evidencing the qualification and good standing of Southcross as a foreign limited partnership;

(e)                                  a cross-receipt executed by Southcross and delivered to the Purchaser certifying that it has received the Initial Purchase Price or the Follow-On Purchase Price, as the case may be;

(f)                                   the Registration Rights Agreement with respect to the Purchased Units, which shall have been duly executed by Southcross and delivered on the Initial Closing Date;

(g)                                  the Southcross Partnership Agreement, which shall be delivered on the Initial Closing Date as duly adopted and in full force and effect;

(h)                                 the Southcross Credit Agreement Second Amendment, which shall have been duly executed by Southcross and delivered on the Initial Closing Date; and

(i)                                     all other documents, instruments and writings required to be delivered by Southcross at the Initial Closing or the Follow-On Closing under the Basic Documents.

Section 2.04                             Purchaser Closing Deliverables.  Upon the terms and subject to the conditions of this Agreement, at the Initial Closing and the Follow-On Closing, Purchaser is delivering (or causing to be delivered) the following:

(a)                                 the Initial Purchase Price or the Follow-On Purchase Price, as the case may be, in immediately available funds;

(b)                                 the Registration Rights Agreement with respect to the Purchased Units, which shall have been duly executed by the Purchaser and delivered on the Initial Closing Date;

(c)                                  a cross-receipt executed by the Purchaser and delivered to Southcross certifying that it has received the Initial Purchased Units or the Follow-On Purchased Units, as the case may be; and

(d)                                 all other documents, instruments and writings required to be delivered by the Purchaser at the Initial Closing or the Follow-On Closing, as the case may be, under the Basic Documents.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF SOUTHCROSS

Southcross represents and warrants to the Purchaser, on and as of the date of this Agreement and as of the Follow-On Closing Date, as follows:

Section 3.01                             Formation and Qualification.  Each of the Southcross Entities has been duly formed and is validly existing as a limited partnership or limited liability company, as applicable, in good standing under the laws of the jurisdiction in which it is organized or formed, as applicable, with full limited partnership or limited liability company, as applicable, power and authority to enter into and perform its obligations under the Basic Documents to which it is a party, to own or lease, as the case may be, and to operate its Properties currently owned or leased and to conduct its business as currently conducted, in each case in all material respects as described in the Southcross SEC Documents. Each of the Southcross Entities is duly qualified to do business as a foreign limited partnership or limited liability company, as applicable, and is in good standing under the laws of each jurisdiction that requires such qualification, except where the failure so to register or qualify would not, individually or in the aggregate, be reasonably likely to have a Southcross Material Adverse Effect.

Section 3.02                             Ownership of Subsidiaries.  Southcross owns, directly or indirectly, 100% of the limited liability company interests, general partner interests or limited partnership interests, as applicable, in the Southcross Entities (other than the General Partner and Southcross); such equity interests have been duly authorized and validly issued in accordance with the Operating Agreements of each Subsidiary and are fully paid (to the extent required under such Operating Agreements) and nonassessable (except as such nonassessability may be affected by Sections 18-303, 18-607 and 18-804 of the Delaware Limited Liability Company Act, Section 153.210 of the Texas Business Organizations Code and Sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”); and Southcross owns such equity interests free and clear of all Liens, except for those liens securing obligations under the Second Amended and Restated Credit Agreement, dated as of November 7, 2012, by and among the Partnership, as borrower, Wells Fargo Bank, N.A., as Administrative Agent, and the lenders named therein, as amended by the Southcross Credit Agreement First Amendment and the Southcross Credit Agreement Second Amendment (the “Southcross Credit Agreement”).

Section 3.03                             No Other Subsidiaries.  Other than its ownership interests in the other Southcross Entities, Southcross does not own, directly or indirectly, any equity or long-term debt securities of any other Person that, individually or in the aggregate, would be deemed to be a “significant subsidiary” as such term is defined in Rule 405 of the Securities Act.

Section 3.04                             Authorization; Enforceability; Valid Issuance.

(a)                                 Southcross has all requisite power and authority to issue and sell the Purchased Units, in accordance with and upon the terms and conditions set forth in the Basic Documents, and no further consent or authorization is required.

(b)                                 The Basic Documents to which Southcross is a party have been duly authorized and validly executed and delivered by Southcross and, assuming due authorization, execution and delivery by the Purchaser or its Affiliates, as applicable (if either the Purchaser or its Affiliates is a party thereto), constitute, valid and binding obligations of Southcross; provided, that the enforceability thereof may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) public policy, applicable law relating to fiduciary duties and indemnification and contribution and an implied covenant of good faith and fair dealing.

(c)                                  The Purchased Units and the limited partner interests represented thereby have been duly authorized in accordance with the Southcross Partnership Agreement and, when issued and delivered against payment therefor in accordance with this Agreement, will be validly issued, fully paid (to the extent required under the Southcross Partnership Agreement) and non-assessable (except as such non-assessability may be affected by matters described in Sections 17-303, 17-607 and 17-804  of the Delaware LP Act) and will be free of any and all Liens and restrictions on transfer, other than (i) restrictions on transfer under the Southcross Partnership Agreement or this Agreement and under applicable state and federal securities laws, (ii) such Liens as are created by the Purchaser and (iii) such Liens as arise under the Southcross Partnership Agreement or the Delaware LP Act.

(d)                                 Upon issuance in accordance with this Agreement and the Southcross Partnership Agreement, the Conversion Units will be duly authorized, validly issued, fully paid (to the extent required by the Southcross Partnership Agreement) and non-assessable (except as such non-assessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware LP Act) and will be free of any and all Liens and restrictions on transfer, other than (i) restrictions on transfer under the Southcross Partnership Agreement or this Agreement and under applicable state and federal securities laws, (ii) such Liens as are created by the Purchaser and (iii) such Liens as arise under the Southcross Partnership Agreement or the Delaware LP Act.

Section 3.05                             No Preemptive Rights, Registration Rights or Options.  Except as described in the Southcross SEC Documents or as set forth in the Southcross Partnership Agreement, the Limited Liability Company Agreement of the General Partner, dated as of November 7, 2012, or the Limited Liability Company Agreement of Southcross Delta Pipeline LLC, dated as of January 29, 2009, there are no (i) preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity interests in any of the Southcross Entities or (ii) outstanding options or warrants to purchase any securities of any of the Southcross Entities. Except as contemplated by the Basic Documents, the issuance and sale of the Purchased Units as contemplated by this Agreement does not give rise to any rights for or relating to the registration of any Common Units or other securities of Southcross other than as have been waived or deemed waived.

Section 3.06                             Capitalization. As of the date of this Agreement, immediately prior to the issuance and sale of the Initial Purchased Units, the issued and outstanding partnership interests of Southcross consist of 12,213,713 Common Units, 12,213,713 Subordinated Units (as defined in the Southcross Partnership Agreement), the General Partner’s 2.0% general partner interest in Southcross and the Incentive Distribution Rights (as defined in the Southcross Partnership Agreement). All outstanding Common Units and Subordinated Units and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Southcross Partnership Agreement and are fully paid (to the extent required under the Southcross Partnership Agreement) and non-assessable (except as such non-assessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).

Section 3.07                             No Breach.  None of (i) the issuance or sale of the Purchased Units or (ii) the execution, delivery and performance of the Basic Documents or the consummation of the transactions contemplated hereby or thereby, (A) conflicts or will conflict with or constitutes or will constitute a violation of the Operating Agreements, (B) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default (or an event which, with notice or lapse of time or both, would constitute such a default) under, any Contract to which any of the Southcross Entities is a party or by which any of them or any of their respective Properties may be bound (other than conflicts, breaches, violations or defaults that have been waived or cured), (C) violates or will violate any Law of any Governmental Authority directed to any of the Southcross Entities or any of their respective Properties in a proceeding to which any of them or their respective Property is a party or (D) results or will result in the creation or imposition of any Lien upon any Property of any of the Southcross Entities (other than Liens arising under the Southcross Credit Agreement), which conflicts, breaches, violations, defaults or Liens, in the case of clauses (B), (C) or (D), would reasonably be expected to have a Southcross Material Adverse Effect.

Section 3.08                             No Approvals. No permit, consent, approval, authorization, order, registration, filing or qualification (“consent”) of or with any Governmental Authority having jurisdiction over any of the Southcross Entities or any of their respective Properties or assets is required in connection with (i) the issuance or sale by Southcross of the Purchased Units, (ii) the execution, delivery and performance of each of the Basic Documents to which it is a party, or (iii) the consummation by Southcross of the transactions contemplated by the Basic Documents except, in the case of clauses (i) through (iii), (A) consents required under applicable state securities or blue sky laws, (B) for such consents that have been obtained or made, and (C) for such consents that, if not obtained, would not reasonably be expected to have, individually or in the aggregate, a Southcross Material Adverse Effect.

Section 3.09                             No Default.  None of the Southcross Entities (i) is in violation of its applicable Operating Agreement, (ii) is in default (and no event has occurred which, with notice or lapse of time or both, would constitute such a default) in the due performance or observance of any term, covenant or condition contained in any Contract to which it is a party or by which it is bound or to which any of its Properties is subject or (iii) is in violation of any Law of any Governmental Authority, which default or violation in the case of clause (ii) or (iii), could reasonably be expected to have, individually or in the aggregate, a Southcross Material Adverse Effect.

Section 3.10                             Southcross SEC Documents; Southcross Financial Statements.  Southcross has filed or furnished with the Commission all reports, schedules, forms, statements and other documents (including exhibits and other information incorporated therein) required to be filed or furnished by it under the Exchange Act or the Securities Act since November 7, 2012 (all such documents, collectively, the “Southcross SEC Documents”).  The Southcross SEC Documents, including any audited or unaudited financial statements and any notes thereto or schedules included therein (the “Southcross Financial Statements”), at the time filed or furnished (except to the extent corrected by a subsequently filed or furnished Southcross SEC Document filed or furnished prior to the date hereof) (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein (in the light of the circumstances under which they were made in the case of any prospectus) not misleading, (ii) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as applicable, (iii) complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto, (iv) in the case of the Southcross Financial Statements, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the Commission), and (v) in the case of the Southcross Financial Statements, fairly present (subject in the case of unaudited statements to normal, recurring and year-end audit adjustments) in all material respects the financial condition, results of operations and cash flows of Southcross and its Subsidiaries as of the dates and for the periods indicated.  Deloitte & Touche LLP is an independent registered public accounting firm with respect to Southcross and has not resigned or been dismissed as independent registered public accountants of Southcross as a result of or in connection with any disagreement with Southcross on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures.

Section 3.11                             No Material Adverse Change.  Except as expressly set forth in or contemplated by the Southcross SEC Documents furnished or filed with the Commission after January 1, 2013 and prior to the date hereof, since December 31, 2012, and except as contemplated by the Basic Documents, there has not been (i) any material adverse change in the condition, financial or otherwise, earnings, business or properties of the Southcross Entities, taken as a whole, whether or not arising from transactions in the ordinary course of business, (ii) any transaction that is material to the Southcross Entities taken as a whole, or (iii) any dividend or distribution of any kind declared, paid or made by Southcross on any class of its partnership interests.

Section 3.12                             Title to Real Property.  Each of the Southcross Entities has indefeasible title to all real property (excluding easements or rights-of-way) and good title to all personal property described in the Southcross SEC Documents as being owned by each of them, which real and personal property shall be free and clear of all Liens, except (i) as described, and subject to the limitations contained, in the Southcross SEC Documents, (ii) that arise under or are expressly permitted by the Southcross Credit Agreement or (iii) as do not materially interfere with the use of such Properties individually or in the aggregate as they have been used in the past and are proposed to be used in the future as described in the Southcross SEC Documents. All the real and personal property described in the Southcross SEC Documents, if any, as being held under lease by any of the Southcross Entities is held thereby under valid, subsisting and enforceable leases and with such exceptions as do not materially interfere with the use of such properties in the manner in which such properties are used in the business of any of the Southcross Entities as described in the Southcross SEC Documents.

Section 3.13                             Rights-of-Way.  Each of the Southcross Entities has such consents, easements, rights-of-way, permits or licenses from each Person (collectively, “rights-of-way”) as are necessary to conduct its respective business in the manner described, and subject to the limitations contained, in the Southcross SEC Documents, if any, except for (i) qualifications, reservations and encumbrances that would not have a Southcross Material Adverse Effect and (ii) such rights-of-way that, if not obtained, would not have, individually or in the aggregate, a Southcross Material Adverse Effect; other than as set forth, and subject to the limitations contained, in the Southcross SEC Documents, each of the Southcross Entities has fulfilled and performed, in all material respects, its respective obligations with respect to such rights-of-way and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such revocations, terminations and impairments that individually or in the aggregate, would not have a Southcross Material Adverse Effect; and, except as described in the Southcross SEC Documents, if any, none of such rights-of-way contains any restriction that is materially burdensome to the Southcross Entities, individually or in the aggregate.

Section 3.14                             Insurance.  The Southcross Entities carry, or are entitled to the benefits of, insurance relating to the business of the Southcross Entities, with reputable insurers, in such amounts and covering such risks as is commercially reasonable, and all such insurance is in full force and effect; the Southcross Entities are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by any of the Southcross Entities under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; none of the Southcross Entities has been refused any insurance coverage sought or applied for. Neither the General Partner nor Southcross has received notice from such insurers that Southcross will not be able to (i) renew its existing insurance coverage relating to the business of the Southcross Entities as and when such policies expire or (ii) obtain comparable coverage relating to the business of the Southcross Entities as may be necessary or appropriate to conduct such business as now conducted and at a cost that would not be reasonably expected to have a Southcross Material Adverse Effect.

Section 3.15                             Litigation.  There are no legal or governmental proceedings pending or, to the knowledge of Southcross, threatened, against any of the Southcross Entities, or to which any of the Southcross Entities is a party, or to which any of their respective Properties is subject, that (i) would individually or in the aggregate have a Southcross Material Adverse Effect or (ii) are required to be described in the Southcross SEC Documents that are not described as required by the Exchange Act.

Section 3.16                             No Labor Dispute.  No labor problem or dispute with the employees of any of the Southcross Entities exists or is threatened or imminent, and Southcross is not aware of any existing or imminent labor disturbance by the employees of any of the Southcross Entities’ principal suppliers, contractors or customers, that could have a Southcross Material Adverse Effect, except as set forth in or contemplated in the Southcross SEC Documents.

Section 3.17                             Tax Returns.  Each of the Southcross Entities has filed (or has obtained extensions with respect to) all material federal, state and local income and franchise tax returns required to be filed through the date of this Agreement, which returns are complete and correct in all material respects, and has timely paid all taxes shown to be due pursuant to such returns. No tax deficiency has been determined adversely to any of the Southcross Entities, and Southcross is not aware of any tax deficiency or related assessment, fine or penalty that, individually or in the aggregate, would reasonably be expected to have a Southcross Material Adverse Effect, except those that are being contested in good faith and for which adequate reserves have been established in accordance with GAAP.

Section 3.18                             Environmental Compliance.  Each of the Southcross Entities (i) is in compliance with any and all Environmental Laws, (ii) has received and is in compliance with all Environmental Permits required of them under applicable Environmental Laws to conduct their respective businesses as they are currently being conducted, (iii) has not received written or oral notice of any actual or potential liability under any Environmental Law, and (iv) is not a party to or affected by any pending or, to the knowledge of Southcross, threatened action, suit or proceeding relating to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or cleanup at any location of any Hazardous Material, except where such noncompliance or deviation from that described in (i)-(iv) above would not, individually or in the aggregate, reasonably be expected to have a Southcross Material Adverse Effect. The term “Hazardous Material” means (A) any “hazardous substance” as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), (B) any “hazardous waste” as defined in the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl and (E) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under any applicable Environmental Law. None of the Southcross Entities has received written notice that they are currently named as a “potentially responsible party” under CERCLA.

Section 3.19                             Permits.  Each of the Southcross Entities has such permits, consents, licenses, franchises, certificates and authorizations of Governmental Authorities (“governmental permits”) as are necessary to own or lease its Properties and to conduct its business in the manner described in the Southcross SEC Documents, subject to such qualifications set forth in the Southcross SEC Documents and except for such governmental permits that, if not obtained, would not reasonably be expected to have, individually or in the aggregate, a Southcross Material Adverse Effect; each of the Southcross Entities has all such governmental permits, except where the failure so to comply would not reasonably be expected to result in, individually or in the aggregate, a Southcross Material Adverse Effect; and no event has occurred that would prevent the governmental permits from being renewed or reissued or which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any impairment of the rights of the holder of any such governmental permit, except for such non-

renewals, non-issuances, revocations, terminations and impairments that would not reasonably be expected to have, individually or in the aggregate, a Southcross Material Adverse Effect.

Section 3.20                             NYSE Listing.  The Common Units are listed on the NYSE, and Southcross has not received any notice of delisting.  The issuance and sale of the Purchased Units and the issuance of Conversion Units does not contravene the NYSE’s rules and regulations.

Section 3.21                             Investment Company.  None of the Southcross Entities is nor, after giving effect to the issuance and sale of the Purchased Units and the application of the proceeds thereof, will be an “investment company” or a company “controlled by” an “investment company” as defined in the Investment Company Act of 1940, as amended.

Section 3.22                             Certain Fees.  Except for (i) the fees contemplated by Section 7.01 of this Agreement to be paid by Southcross to the Purchaser or its designee and (ii) fees to be paid by Southcross to Simmons for a fairness opinion in connection with this Agreement and the transactions contemplated hereby, no fees or commissions are or will be payable by Southcross to brokers, finders or investment bankers with respect to the sale of any of the Purchased Units or the consummation of the transactions contemplated by this Agreement.  Southcross agrees that it will indemnify and hold harmless the Purchaser from and against any and all claims, demands or liabilities for broker’s, finder’s, placement or other similar fees or commissions incurred by Southcross or alleged to have been incurred by Southcross in connection with the sale of the Purchased Units or the consummation of the transactions contemplated by the Basic Documents.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser hereby represents and warrants to Southcross with respect to itself, on and as of the date of this Agreement and the Follow-On Closing Date, as follows:

Section 4.01                             Existence.  The Purchaser is duly organized and validly existing and in good standing under the laws of its state of formation, with all necessary power and authority to own properties and to conduct its business as currently conducted.

Section 4.02                             Authorization; Enforceability.

(a)                                 The Purchaser has all necessary legal power and authority to purchase the Purchased Units, in accordance with and upon the terms and conditions set forth in the Basic Documents, and no further consent or authorization of the Purchaser is required.

(b)                                 The Basic Documents to which the Purchaser is a party have been duly authorized and validly executed and delivered by the Purchaser and, assuming due authorization, execution and delivery by Southcross, constitute valid and binding obligations of the Purchaser; provided, that the enforceability thereof may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) public policy, applicable law relating to fiduciary duties and indemnification and contribution and an implied covenant of good faith and fair dealing.

Section 4.03                             No Breach.  The execution, delivery and performance of the Basic Documents by the Purchaser and the consummation by the Purchaser of the transactions contemplated thereby will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any material agreement to which the Purchaser is a party or by which the Purchaser is bound or to which any of the property or assets of the Purchaser is subject, (ii) conflict with or result in any violation of the provisions of the organizational documents of the Purchaser, or (iii) violate any statute, order, rule or regulation of any court or Governmental Authority, except in the case of clauses (i) and (iii), for such conflicts, breaches, violations or defaults as would not prevent the consummation of the transactions contemplated by the Basic Documents.

Section 4.04                             Certain Fees.  No fees or commissions are or will be payable by the Purchaser to brokers, finders or investment bankers with respect to the purchase of any of the Purchased Units or the consummation of the transactions contemplated by this Agreement.  The Purchaser agrees that it will indemnify and hold harmless Southcross from and against any and all claims, demands or liabilities for broker’s, finder’s, placement or other similar fees or commissions incurred by the Purchaser or alleged to have been incurred by the Purchaser in connection with the purchase of the Purchased Units or the consummation of the transactions contemplated by the Basic Documents.

Section 4.05                             Unregistered Securities.

(a)                                 Accredited Investor Status; Sophisticated Purchaser.  The Purchaser is an “accredited investor” within the meaning of Rule 501 under the Securities Act and is able to bear the risk of its investment in the Purchased Units and the Conversion Units.  The Purchaser has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the purchase of the Purchased Units and the Conversion Units.

(b)                                 Information.  The Purchaser or its Representatives have been furnished with materials relating to the business, finances and operations of Southcross and relating to the offer and sale of the Purchased Units and Conversion Units that have been requested by the Purchaser.  The Purchaser or its Representatives has been afforded the opportunity to ask questions of Southcross or its Representatives.  Neither such inquiries nor any other due diligence investigations conducted at any time by the Purchaser or its Representatives shall modify, amend or affect the Purchaser’s right (i) to rely on Southcross’ representations and warranties contained in Article III or (ii) to indemnification or any other remedy based on, or with respect to the accuracy or inaccuracy of, or compliance with, the representations, warranties, covenants and agreements in this Agreement.  The Purchaser understands and acknowledges that its purchase of the Purchased Units involves a high degree of risk and uncertainty.  The Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its investment in the Purchased Units.

(c)                                  Cooperation.  The Purchaser shall cooperate reasonably with Southcross to provide any information necessary for any applicable securities filings.

(d)                                 Purchaser Representation.  The Purchaser is purchasing the Purchased Units for its own account and not with a view to distribution in violation of any securities laws.  The Purchaser understands and acknowledges that there is no public trading market for the Purchased Units and that none is expected to develop.  The Purchaser has been advised and understands and acknowledges that neither the Purchased Units nor the Conversion Units have been registered under the Securities Act or under the “blue sky” laws of any jurisdiction and may be resold only if registered pursuant to the provisions of the Securities Act (or if eligible, pursuant to the provisions of Rule 144 promulgated under the Securities Act or pursuant to another available exemption from the registration requirements of the Securities Act).  The Purchaser has been advised of and is aware of the provisions of Rule 144 promulgated under the Securities Act.

(e)                                  Legends.  The Purchaser understands and acknowledges that, until such time as the Purchased Units and the Conversion Units have been registered pursuant to the provisions of the Securities Act, or the Purchased Units and the Conversion Units are eligible for resale pursuant to Rule 144 promulgated under the Securities Act without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Purchased Units and Conversion Units will bear the following restrictive legend:  “NEITHER THE OFFER NOR SALE OF THESE SECURITIES HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THESE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREUNDER AND, IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT OR THE PARTNERSHIP HAS RECEIVED DOCUMENTATION REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER SUCH ACT. THIS SECURITY IS SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER SET FORTH IN THE SECOND AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT OF THE PARTNERSHIP, DATED AS OF APRIL 12, 2013, A COPY OF WHICH MAY BE OBTAINED FROM THE PARTNERSHIP AT ITS PRINCIPAL EXECUTIVE OFFICES.”

(f)                                   Reliance Upon the Purchaser’s Representations and Warranties.  The Purchaser understands and acknowledges that the Purchased Units are being offered and sold in reliance on a transactional exemption from the registration requirements of federal and state securities laws, and that Southcross is relying in part upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth in this Agreement in (i) concluding that the issuance and sale of the Purchased Units is a “private offering” and, as such, is exempt from the registration requirements of the Securities Act, and (ii) determining the applicability of such exemptions and the suitability of the Purchaser to purchase the Purchased Units.

Section 4.06                             Short Selling.  The Purchaser represents and warrants that it (i) has not entered into any Short Sales of the Common Units owned by it between the time it first began discussions with Southcross about the transactions contemplated by this Agreement and the date hereof and (ii) will not enter into any Short Sales of the Common Units owned by it from the date hereof and such time as the Shelf Registration Statement (as defined in the Registration Rights Agreement) is declared or deemed effective by the Commission.

Section 4.07                             Southcross Information.  The Purchaser acknowledges and agrees that Southcross has provided or made available to the Purchaser (through EDGAR, Southcross’ website or otherwise) all Southcross SEC Documents, as well as all press releases issued by Southcross through the date of this Agreement that are included in a filing by Southcross on Form 8-K or clearly posted on Southcross’ website.

ARTICLE V

COVENANTS

Section 5.01                             Transfer of Purchased Units. The Purchaser shall have the right to transfer the Purchased Units, in whole or in part, to an Affiliate or a third party at any time after the date of this Agreement (any such transaction, a “Transfer”); provided, however, that any such transferee (i) agrees to be bound by all of the terms and conditions of this Agreement, including this Section 5.01, (ii) expressly assumes a proportionate share (based on the number of Series A Preferred Units being Transferred relative to the total number of Purchased Units) of the Purchaser’s obligations in respect of indemnification pursuant to Section 6.02 of this Agreement, and (iii) the Purchaser acknowledges and agrees that it shall remain the primary obligor under this Agreement, and as such, the Purchaser further acknowledges and agrees that any claims for indemnity pursuant to Section 6.02 of this Agreement shall be satisfied first by the Purchaser, and if the Purchaser does not have sufficient assets to satisfy claims for indemnity pursuant to Section 6.02 of this Agreement, then the transferee shall be liable to Southcross for up to the balance due on any such claims pursuant to Section 6.02 of this Agreement (based on the number of Series A Preferred Units Transferred relative to the total number of Purchased Units).

Section 5.02                             Further Assurances; NYSE Listing.  From time to time after the date hereof, without further consideration, Southcross and the Purchaser shall use their commercially reasonable efforts to take, or cause to be taken, all actions necessary or appropriate to consummate the transactions contemplated by this Agreement and the other Basic Documents.  Without limiting the foregoing, Southcross shall (i) file with the NYSE the proper form or other notification and required supporting documentation, and provide to the NYSE any other requested information, related to the Conversion Units and (ii) ensure that the issuance of the Series A Preferred Units and Conversion Units is in compliance with applicable NYSE rules and regulations.

Section 5.03                             Use of Proceeds.  Promptly after the Initial Closing and the Follow-On Closing, Southcross shall repay borrowings outstanding under the Southcross Credit Agreement in an amount equal to the Initial Purchase Price or the Follow-On Purchase Price, as the case may be, less the expenses contemplated by Section 7.01 and any other reasonable out-of-pocket expenses incurred by Southcross in connection with the transactions contemplated by this Agreement, including the preparation and execution of the Basic Documents and the fees to be paid by Southcross to Simmons for a fairness opinion in connection with this Agreement and the transactions contemplated hereby.

ARTICLE VI

INDEMNIFICATION, COSTS AND EXPENSES

Section 6.01          Indemnification by Southcross.  Southcross agrees to indemnify the Purchaser, its Affiliates and their officers, directors, members, managers, employees and agents (collectively, “Purchaser Related Parties”) from, and hold each of them harmless against, any and all losses, actions, suits, proceedings (including any investigations, litigation or inquiries), demands and causes of action, and, in connection therewith, and promptly upon demand, pay or reimburse each of them for all reasonable costs, losses, liabilities, damages or expenses of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel and all other reasonable expenses incurred in connection with investigating, defending or preparing to defend any such matter that may be incurred by them or asserted against or involve any of them), whether or not involving a Third Party Claim, as a result of, arising out of, or in any way related to (i) the failure of any of the representations or warranties made by Southcross contained herein to be true and correct in all material respects as of the date hereof (except with respect to any provisions including the word “material” or words of similar import, with respect to which such representations and warranties must have been true and correct) or (ii) the breach of any of the covenants of Southcross contained herein; provided, that in the case of the immediately preceding clause (i), such claim for indemnification relating to a breach of any representation or warranty is made prior to the expiration of such representation or warranty; provided, however, that for purposes of determining when an indemnification claim has been made, the date upon which a Purchaser Related Party shall have given notice (stating in reasonable detail the basis of the claim for indemnification) to Southcross shall constitute the date upon which such claim has been made; provided, further, that the liability of Southcross shall not be greater in amount than the Purchase Price.

Section 6.02          Indemnification by the Purchaser.  The Purchaser agrees to indemnify Southcross, its Affiliates and their officers, directors, members, managers, employees and agents (collectively, “Southcross Related Parties”) from, and hold each of them harmless against, any and all losses, actions, suits, proceedings (including any investigations, litigation or inquiries), demands and causes of action, and, in connection therewith, and promptly upon demand, pay or reimburse each of them for all reasonable costs, losses, liabilities, damages or expenses of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel and all other reasonable expenses incurred in connection with investigating, defending or preparing to defend any such matter that may be incurred by them or asserted against or involve any of them), whether or not involving a Third Party Claim, as a result of, arising out of, or in any way related to (i) the failure of any of the representations or warranties made by the Purchaser contained herein to be true and correct in all material respects as of the date hereof or (ii) the breach of any of the covenants of the Purchaser contained herein; provided, that in the case of the immediately preceding clause (i), such claim for indemnification relating to a breach of any representation or warranty is made prior to the expiration of such representation or warranty; provided, however, that for purposes of determining when an indemnification claim has been made, the date upon which a Southcross Related Party shall have given notice (stating in reasonable detail the basis of the claim for indemnification) to the Purchaser shall constitute the date upon which such claim has been made; provided, further, that the liability of the Purchaser (and its Affiliates, if the

Purchaser Transfers a portion or all of the Purchased Units to an Affiliate as permitted by Section 5.02) shall not be greater in amount than the Purchase Price.

Section 6.03          Indemnification Procedure.

(a)           A claim for indemnification for any matter not involving a Third Party Claim may be asserted by notice to the party from whom indemnification is sought; provided, however, that failure to so notify the indemnifying party shall not preclude the indemnified party from any indemnification that it may claim in accordance with this Article VI, except as otherwise provided in Sections 6.01 and 6.02.

(b)           Promptly after any Southcross Related Party or Purchaser Related Party (hereinafter, the “Indemnified Party”) has received notice of any indemnifiable claim hereunder, or the commencement of any action, suit or proceeding by a third person, which the Indemnified Party believes in good faith is an indemnifiable claim under this Agreement (each, a “Third Party Claim”), the Indemnified Party shall give the indemnitor hereunder (the “Indemnifying Party”) written notice of such Third Party Claim but failure to so notify the Indemnifying Party will not relieve the Indemnifying Party from any liability it may have to such Indemnified Party hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure.  Such notice shall state the nature and the basis of such Third Party Claim to the extent then known.  The Indemnifying Party shall have the right to defend and settle, at its own expense and by its own counsel, any such matter as long as the Indemnifying Party pursues the same diligently and in good faith.  If the Indemnifying Party undertakes to defend or settle such Third Party Claim, it shall promptly, and in no event later than five (5) days, notify the Indemnified Party of its intention to do so, and the Indemnified Party shall cooperate with the Indemnifying Party and its counsel in all commercially reasonable respects in the defense thereof and/or the settlement thereof.  Such cooperation shall include, but shall not be limited to, furnishing the Indemnifying Party with any books, records and other information reasonably requested by the Indemnifying Party and in the Indemnified Party’s possession or control.  Such cooperation of the Indemnified Party shall be at the cost of the Indemnifying Party.  After the Indemnifying Party has notified the Indemnified Party of its intention to undertake to defend or settle any such asserted liability, and for so long as the Indemnifying Party diligently pursues such defense, the Indemnifying Party shall not be liable for any additional legal expenses incurred by the Indemnified Party in connection with any defense or settlement of such asserted liability; provided, however, that the Indemnified Party shall be entitled (i) at its expense, to participate in the defense of such asserted liability and the negotiations of the settlement thereof and (ii) if (A) the Indemnifying Party has, within ten (10) Business Days of when the Indemnified Party provides written notice of a Third Party Claim, failed (y) to assume the defense or settlement of such Third Party Claim and employ counsel and (z) notify the Indemnified Party of such assumption, or (B) if the defendants in any such action include both the Indemnified Party and the Indemnifying Party and counsel to the Indemnified Party shall have concluded that there may be reasonable defenses available to the Indemnified Party that are different from or in addition to those available to the Indemnifying Party or if the interests of the Indemnified Party reasonably may be deemed to conflict with the interests of the Indemnifying Party, then the Indemnified Party shall have the right to select a separate counsel and to assume such settlement or legal defense and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the

Indemnifying Party as incurred.  Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not settle any indemnified claim without the consent of the Indemnified Party, unless the settlement thereof imposes no liability or obligation on, and includes a complete release from liability of, and does not contain any admission of wrongdoing by, the Indemnified Party.

Section 6.04          Tax Matters.  All indemnification payments under this Article VI shall be adjustments to the Purchase Price, except as otherwise required by applicable Law.

ARTICLE VII

MISCELLANEOUS

Section 7.01          Fees and Expenses.  Southcross shall pay out of the proceeds received from the consummation of the transactions contemplated by this Agreement the reasonable out-of-pocket fees and expenses incurred by the Purchaser in connection the transactions contemplated by the Basic Documents, including without limitation, legal, accounting, advisory and other reasonable out-of-pocket fees and expenses; provided, that the expenses of the Purchaser paid out of such proceeds shall not exceed $50,000 in the aggregate.

Section 7.02          Interpretation.  Article, Section and Schedule references in this Agreement are references to the corresponding Article, Section and Schedule to this Agreement, unless otherwise specified.  All Schedules to this Agreement are hereby incorporated and made a part hereof as if set forth in full herein and are an integral part of this Agreement.  All references to instruments, documents, Contracts and agreements are references to such instruments, documents, Contracts and agreements as the same may be amended, supplemented and otherwise modified from time to time, unless otherwise specified.  The word “including” shall mean “including but not limited to” and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it.  Whenever Southcross has an obligation under the Basic Documents, the expense of complying with that obligation shall be an expense of Southcross unless otherwise specified.  Any reference in this Agreement to $ shall mean U.S. dollars.  Whenever any determination, consent or approval is to be made or given by the Purchaser, such action shall be in the Purchaser’s sole discretion, unless otherwise specified in this Agreement.  If any provision in the Basic Documents is held to be illegal, invalid, not binding or unenforceable, (i) such provision shall be fully severable and the Basic Documents shall be construed and enforced as if such illegal, invalid, not binding or unenforceable provision had never comprised a part of the Basic Documents, and the remaining provisions shall remain in full force and effect and (ii) the parties hereto shall negotiate in good faith to modify the Basic Documents so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.  When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to the Basic Documents, the date that is the reference date in calculating such period shall be excluded.  If the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day.  Any words imparting the singular number only shall include the plural and vice versa.  The words such as “herein,” “hereinafter,” “hereof” and “hereunder” refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires.  The provision of a Table of Contents, the division of this Agreement into Articles, Sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement.

Section 7.03          Survival of Provisions.  The representations and warranties set forth in Sections 3.01, 3.02, 3.04, 3.06, 3.22, 4.01, 4.02, 4.04 and 4.05 hereunder shall survive the execution and delivery of this Agreement indefinitely, the representations and warranties set forth in Sections 3.17 shall survive for a period of thirty (30) days following the applicable statute of limitations regardless of any investigation made by or on behalf of Southcross or the Purchaser, and the other representations and warranties set forth herein shall survive for a period of twelve (12) months following the date hereof regardless of any investigation made by or on behalf of Southcross or the Purchaser.  The covenants made in this Agreement or any other Basic Document shall survive the Initial Closing and the Follow-On Closing and remain operative and in full force and effect regardless of acceptance of any of the Purchased Units and payment therefor and repayment, conversion or repurchase thereof.  Regardless of any purported general termination of this Agreement, the provisions of Article VI and all indemnification rights and obligations of Southcross and the Purchaser thereunder, and this Article VII shall remain operative and in full force and effect as between Southcross and the Purchaser, unless Southcross and the Purchaser execute a writing that expressly (with specific references to the applicable Section or subsection of this Agreement) terminates such rights and obligations as between Southcross and the Purchaser.

Section 7.04          No Waiver; Modifications in Writing.

(a)           Delay.  No failure or delay on the part of any party in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy.  The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to a party at law or in equity or otherwise.

(b)           Specific Waiver.  Except as otherwise provided herein, no amendment, waiver, consent, modification or termination of any provision of this Agreement or any other Basic Document (except in the case of the Southcross Partnership Agreement for amendments adopted pursuant to Section 13.1 thereof) shall be effective unless signed by each of the parties hereto or thereto affected by such amendment, waiver, consent, modification or termination.  Any amendment, supplement or modification of or to any provision of this Agreement or any other Basic Document, any waiver of any provision of this Agreement or any other Basic Document and any consent to any departure by Southcross from the terms of any provision of this Agreement or any other Basic Document shall be effective only in the specific instance and for the specific purpose for which made or given.  Except where notice is specifically required by this Agreement, no notice to or demand on Southcross in any case shall entitle Southcross to any other or further notice or demand in similar or other circumstances.  Any investigation by or on behalf of any party shall not be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein.

Section 7.05          Binding Effect; Assignment.

(a)           Binding Effect.  This Agreement shall be binding upon Southcross, the Purchaser and their respective successors and permitted assigns.  Except as expressly provided in this Agreement, this Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and permitted assigns.

(b)           Assignment of Rights.  The Purchaser’s rights and obligations hereunder (including the right to seek indemnification) may be transferred or assigned in whole or in part by the Purchaser to any Affiliate of the Purchaser without the consent of Southcross.  Upon any such permitted transfer or assignment, references in this Agreement to the Purchaser (as they apply to the transferor or assignor, as the case may be) shall thereafter apply to such transferee or assignee of the Purchaser unless the context otherwise requires.  Without the written consent of Southcross, which consent shall not be unreasonably withheld, no portion of the rights and obligations of the Purchaser under this Agreement may be assigned or transferred by the Purchaser or such a transferee of Purchased Units to a Person that is not an Affiliate of the Purchaser.  No portion of the rights and obligations of Southcross under this Agreement may be transferred or assigned without the prior written consent of the Purchaser, which consent shall not be unreasonably withheld.

Section 7.06          Communications.  All notices and demands provided for hereunder shall be in writing and shall be given by hand delivery, electronic mail, registered or certified mail, return receipt requested, regular mail, facsimile or air courier guaranteeing overnight delivery to the following addresses:

(a)           If to the Purchaser:

Southcross Energy LLC

1700 Pacific Avenue, Suite 2900

Dallas, Texas 75201

Attention:  David W. Biegler

Facsimile:  (214) 979-3710

E-mail: biegler@southcrossenergy.com

with a copy to:

Charlesbank Equity Fund VI, Limited Partnership

200 Clarendon Street, 54th Floor

Boston, Massachusetts 02116

Attention:  Jon Biotti

Tami E. Nason

Facsimile:  (617) 619-5402

E-mail:  jbiotti@charlesbank.com and tnason@charlesbank.com

If to Southcross:

Southcross Energy Partners, L.P.

1700 Pacific Avenue, Suite 2900

Dallas, Texas 75201

Attention:  David W. Biegler

Facsimile:  (214) 979-3710

E-mail: biegler@southcrossenergy.com

with a copy to:

Latham & Watkins LLP

811 Main Street, 37th Floor

Houston, Texas 77002

Attention:  Ryan J. Maierson

Facsimile:  (713) 546-5401

E- mail:  ryan.maierson@lw.com

and

Akin Gump Strauss Hauer & Feld LLP

1111 Louisiana Street

Houston, Texas 77002

Attention:  John Goodgame

Facsimile:  (713) 236-0822

E- mail:  jgoodgame@akingump.com

or to such other address as Southcross or the Purchaser may designate in writing.  All notices and communications shall be deemed to have been duly given:  (i) at the time delivered by hand, if personally delivered; (ii) when notice is sent to the sender that the recipient has read the message, if sent by electronic mail; (iii) upon actual receipt if sent by registered or certified mail, return receipt requested, or regular mail, if mailed; (iv) when receipt is acknowledged, if sent by facsimile; and (v) upon actual receipt when delivered to an air courier guaranteeing overnight delivery.

Section 7.07          Removal of Legend.

(a)           The Purchaser may request Southcross to remove the legend set forth in Section 4.05(e) from the certificates evidencing the Purchased Units by submitting to Southcross such certificates, together with an opinion of counsel to the effect that such legend is no longer required under the Securities Act or applicable state laws as the case may be, as Southcross may request; provided, that, no opinion of counsel shall be required if the Purchaser is effecting a sale of Purchased Units pursuant to Rule 144 under the Securities Act (and the Purchaser delivers a Rule 144 Representation Letter to Southcross) or the Conversion Units have been registered under the Securities Act pursuant to an effective registration statement.  Southcross shall cooperate with the Purchaser to effect removal of such legend.  Subject to the provisions of the

Southcross Partnership Agreement, the legend described in Section 4.05(e) shall be removed and Southcross shall issue a certificate without such legend to the holder of Purchased Units upon which it is stamped, if, unless otherwise required by state securities Laws, (i) such Purchased Units are sold pursuant to an effective registration statement, (ii) in connection with a sale, assignment or other transfer, such holder provides Southcross with an opinion of a law firm reasonably acceptable to Southcross, in a generally acceptable form, to the effect that such sale, assignment or transfer of such Purchased Units may be made without registration under the applicable requirements of the Securities Act, or (iii) in connection with a sale, assignment of or other transfer of such Purchased Units, such holder provides Southcross with a representation letter that such Purchased Units will be sold, assigned or transferred pursuant to Rule 144 under the Securities Act.  Southcross shall bear all direct costs and expenses associated with the removal of a legend pursuant to this Section 7.07; provided, that the Purchaser shall be responsible for all legal fees and expenses of counsel incurred by the Purchaser with respect to matters addressed in this Section 7.07.

(b)           Certificates evidencing Conversion Units shall not contain any legend (including the legend set forth in Section 4.05(e)), (i) while a registration statement covering the resale of such security is effective under the Securities Act and the Purchaser delivers to Southcross a representation letter agreeing that such Conversion Units will be sold under such effective registration statement, (ii) following any sale of such Conversion Units pursuant to Rule 144, or (iii) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission).

Section 7.08          No Third Party Beneficiaries. Except as provided in Section 6.01 and Section 6.02, nothing in this Agreement shall provide any benefit to any third Person or entitle any third Person to any claim, cause of action, remedy or right of any kind, it being the intent of the parties that this Agreement shall otherwise not be construed as a third Person beneficiary contract.

Section 7.09          Entire Agreement.  This Agreement, the other Basic Documents and the other agreements and documents referred to herein are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein.  There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or the other Basic Documents with respect to the rights granted by Southcross or any of its Affiliates or the Purchaser or any of its Affiliates set forth herein or therein.  This Agreement, the other Basic Documents and the other agreements and documents referred to herein or therein supersede all prior agreements and understandings between the parties with respect to such subject matter.

Section 7.10          Governing Law; Submission to Jurisdiction.  This Agreement, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement), will be construed in accordance with and governed by the laws of the State of Delaware without regard to principles of conflicts of laws.  Any action against any party relating to the foregoing shall be brought in any federal or state court of competent jurisdiction located within the State of Delaware, and the parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of any federal or state court located within the State of Delaware over any such action.  The parties hereby irrevocably waive, to the fullest extent permitted by applicable Law, any objection that they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute.  Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

Section 7.11          Waiver of Jury Trial.  THE PARTIES TO THIS AGREEMENT EACH HEREBY WAIVES, AND AGREES TO CAUSE ITS AFFILIATES TO WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS AGREEMENT OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE.  THE PARTIES TO THIS AGREEMENT EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

Section 7.12          Execution in Counterparts.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same agreement.

[Remainder of Page Left Intentionally Blank]

IN WITNESS WHEREOF, the parties hereto execute this Agreement, effective as of the date first above written.

SOUTHCROSS ENERGY PARTNERS, L.P.

By:	Southcross Energy Partners GP, LLC, its
general partner

By:
Name:
Title:

SOUTHCROSS ENERGY LLC

By:
Name:
Title:

Signature Page to Purchase Agreement

Schedule I

Southcross Entities

Name	Jurisdiction in which registered	Jurisdiction(s) in which qualified

Southcross Energy Partners GP, LLC	Delaware	Texas

Southcross Energy Operating, LLC	Delaware	Texas

Southcross Energy Partners, L.P.	Delaware	Texas

Southcross Energy GP LLC	Delaware	Alabama Mississippi Texas

Southcross Energy LP LLC	Delaware	N/A

Southcross Delta Pipeline LLC	Delaware	Mississippi

Southcross Processing LLC	Delaware	Texas

Southcross Mississippi Pipeline, L.P.	Delaware	Mississippi

Southcross Mississippi Gathering, L.P.	Delaware	Mississippi

Southcross Mississippi Industrial Gas Sales, L.P.	Delaware	Mississippi

Southcross Alabama Gathering System, L.P.	Delaware	Alabama

Southcross Alabama Pipeline LLC	Delaware	Alabama

Southcross Midstream Services, L.P.	Delaware	Mississippi

Southcross CCNG Gathering Ltd.	Texas	N/A

Southcross CCNG Transmission Ltd.	Texas	N/A

Southcross Gulf Coast Transmission Ltd.	Texas	N/A

Southcross Marketing Company Ltd.	Texas	Mississippi

Southcross NGL Pipeline Ltd.	Texas	N/A

Southcross Gathering Ltd.	Texas	N/A